UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2009

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2009, CareFusion Corporation (“CareFusion”), a wholly owned subsidiary of Cardinal Health, Inc. (“Cardinal Health”), entered into a three-year revolving credit facility, for up to an aggregate principal amount of $480 million, and a 364-day revolving credit facility, for up to an aggregate principal amount of $240 million, in each case among CareFusion, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, Banc of America Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers, and the other lenders specified therein (together, the “Revolving Credit Facilities”). The commitments under the three-year revolving credit facility will be subject to increase, upon CareFusion’s request, by up to an aggregate of $30 million, subject to the lenders or other financial institutions that become parties thereto providing commitments for the increase. The proceeds from the Revolving Credit Facilities shall be used for working capital, capital expenditures and other lawful purposes, provided that up to $200 million of such proceeds may be used to repay loans under the Bridge Facility (as defined below).

Borrowings under the Revolving Credit Facilities will bear interest at a floating rate per annum based upon the London interbank offered rate for dollars (“LIBOR”) or the alternate base rate (“ABR”), in each case plus an applicable margin, which varies based upon CareFusion’s debt ratings.

On July 1, 2009, CareFusion also entered into a bridge loan agreement (the “Bridge Facility”) among CareFusion, Bank of America, N.A., as administrative agent and Bank of America LLC, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and book managers, for an aggregate principal amount of $1.4 billion. Any borrowings from the Bridge Facility may only be used for the payment of a special cash distribution to Cardinal Health in connection with the spin-off.

Borrowings under the Bridge Facility will bear interest at a floating rate per annum based upon LIBOR, plus an applicable margin, which varies based upon CareFusion’s debt ratings.

The loans under the Bridge Facility and the Revolving Credit Facilities will be available for borrowing by CareFusion upon compliance with closing conditions including, but not limited to, (i) the delivery by CareFusion of certain financial information to the joint lead arrangers and lenders, (ii) the delivery by CareFusion of closing certificates issued by its officers to the administrative agent, (iii) the issuance of investment grade rating announcements by Standard & Poor’s Rating Services, Moody’s Investors Service and Fitch, Inc. in respect to CareFusion, (iv) the transfer by Cardinal Health of certain assets and liabilities to CareFusion in connection with the planned spin-off of CareFusion from Cardinal Health, (v) regulatory and governmental approvals, (vi) the delivery by CareFusion of a certificate of CareFusion’s chief financial officer attesting to the solvency of CareFusion and its subsidiaries, taken as a whole, before and after the spin-off and certain related transactions, and (vii) the delivery of a solvency opinion from Duff & Phelps, LLC with respect to CareFusion. The loans under the Bridge Facility and the Revolving Credit Facilities will only be available if all applicable closing conditions occur on or before October 15, 2009.

The Revolving Credit Facilities and the Bridge Facility contain several customary covenants including, but not limited to, limitations on liens, subsidiary indebtedness, investments, dispositions, restricted payments, transactions with affiliates, and sale and lease-back transactions. The Revolving Credit Facilities and the Bridge Facility also contain financial covenants requiring CareFusion to maintain a consolidated leverage ratio of no more than 3.00:1.00 at any time during any period of four fiscal quarters, and a consolidated interest coverage ratio as of the end of any fiscal quarter of at least (i) 3.25:1.00 for the fiscal quarters ended on September 30, 2009 and December 31, 2009, (ii) 3.50:1.00 for the fiscal quarter ended on March 31, 2010, and (iii) 3.75:1.00 for the fiscal quarter ended on June 30, 2010 and thereafter.

The Revolving Credit Facilities and the Bridge Facility are subject to customary events of default, including, but not limited to,

non-payment of principal or other amounts when due, breach of covenants, inaccuracy of representations and warranties, cross-default to other material indebtedness, certain ERISA-related events, certain voluntary and involuntary bankruptcy events, and change of control.

From time to time, the financial institutions party to these facilities or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Cardinal Health and its affiliates, including in connection with the planned spin-off, for which they have received, and will receive, customary fees and expenses. In particular, Bank of America, N.A. or its affiliate serves as administrative agent and lender, and JPMorgan Chase Bank, N.A., Morgan Stanley Bank, N.A., Barclays Bank PLC, Deutsche Bank AG, Goldman Sachs Bank USA, The Royal Bank of Scotland, plc, SunTrust Bank, UBS Loan Finance LLC, U.S. Bank, National Association, The Bank of Tokyo – Mitsubishi UFJ, Ltd., Fifth Third Bank, The Bank of Nova Scotia and PNC Bank, National Association, or their affiliates serve as lenders under Cardinal Health’s revolving credit facility. Bank of America, N.A., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and SunTrust Bank or their affiliates serve as dealers under Cardinal Health’s commercial paper program. Bank of America, N.A., The Royal Bank of Scotland, plc and The Bank of Tokyo – Mitsubishi UFJ, Ltd. or their affiliates participate as purchasers and managing agents under Cardinal Health’s committed receivables sales facility.

The foregoing descriptions of the Revolving Credit Facilities and the Bridge Facility are qualified in their entirety by reference to the copies of the agreements filed as exhibits to this Form 8-K.

The representations, warranties and covenants contained in the credit agreements for the three-year revolving credit facility, the 364-day revolving credit facility and the Bridge Facility were made only for purposes of such agreements and as of the specific date set forth therein, were solely for the benefit of the parties to such agreements and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in such agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of these agreements and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of Cardinal Health. Moreover, information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent developments may not be fully reflected in Cardinal Health’s public disclosure.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning CareFusion’s direct financial obligations is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Three Year Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto.

10.2	364-Day Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto.

10.3	Bridge Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: July 6, 2009	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Three Year Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto.

10.2	364-Day Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto.

10.3	Bridge Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers, and the other lenders party thereto.